[Sutherland, Asbill & Brennan LLP letterhead]



                                    April 26, 1999


American Equity Investment Life Insurance Company
5000 Westown Parkway, Suite 440
West Des Moines, Iowa 50266

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the registration statement on Form S-6 for American Equity Life Variable Account (File No. 333-45815). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND, ASBILL & BRENNAN LLP

                                   By:  /s/ Stephen E. Roth

                                            Stephen E. Roth, Esq.